                                  Exhibit 3.2
                               RESTATED BYLAWS OF
                              IELEMENT CORPORATION

ARTICLE I - OFFICES
-------------------

1.      REGISTERED OFFICE AND AGENT

        The registered office of the Corporation shall be maintained at:

                17194 Preston Rd
                PMB 341, Suite 102
                Dallas, TX 75248

        The registered office or the registered agent, as identified in the
Articles of Incorporation, or both, may be changed by resolution of the board of directors, upon filing the statement required by law.

2.      PRINCIPAL OFFICE

        The principal office of the Corporation shall be at

                13714 Gamma Road
                Suite 120
                Dallas, TX 75244

provided that the Board of Directors shall have exclusive power to change the location of the principal office in its discretion.

3.      OTHER OFFICES

        The Corporation may also maintain other offices at such places within or without the State of Texas as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

4.      BOOKS

        The books of the Corporation may be kept within or without the State of
Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS
-------------------------

1.      PLACE OF MEETING

All meetings of shareholders, both regular and special, shall be held either at the principal office of the Corporation in Texas or at such other places, either within or without the state, as shall be designated in the notice of the meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within our without the State of Nevada, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

2.      ANNUAL MEETING

        Annual meetings of shareholders, if held, shall be held at the discretion of the Board of Directors, or as otherwise provided by the laws of
Nevada, and shall take place at a time and date designated by the Board of
Directors.

3.      SPECIAL MEETINGS

        Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or
President, and shall be called by the Chief Executive Officer at the request of at least two (2) of members of the Board of Directors or the holders of not less than twenty percent (20%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

4.      NOTICE OF SHAREHOLDERS' MEETING

        A written or printed notice stating the place, day and hour of an annual shareholder meeting or special meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United
States mail addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, with postage thereon prepaid.

5.      VOTING OF SHARES

        Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders; each outstanding share of any other class of stock shall be entitled to the voting rights as the Articles of
Incorporation shall designate, subject to the laws of Nevada. Treasury shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

        A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

        At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or unless prohibited by the articles of incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the
Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

6.      CLOSING TRANSFER BOOKS AND FIXING RECORD DATE

        For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not exceeding fifty (50) days. If the stocks transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the by-laws or in the absence of an applicable by-law the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, not later than fifty (50) days and, in case of a meeting of shareholders, not earlier than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

7.      QUORUM OF SHAREHOLDERS

        Unless otherwise provided in the articles of incorporation, the holders of a majority of the shares entitled to vote and present at a meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the articles of incorporation or these bylaws.

8.      VOTING LISTS

        The officer or agent having charge of the share transfer books for the shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote any meeting of shareholders.

9.      ACTION BY CONSENT OF SHAREHOLDERS

        Any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation or the Chief Executive Officer in
lieu thereof, and shall be maintained in the corporate records. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III - DIRECTORS
-----------------------

1.      BOARD OF DIRECTORS

        The business and affairs of the Corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Texas nor be shareholders in the Corporation.  All Directors shall be of at least eighteen (18)
years of age.

2.      NUMBER AND ELECTION OF DIRECTORS

        The number of directors shall be a minimum of three (3) and a maximum of
Seven (7) provided that the number may be increased or decreased from time to time by an amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

3.      VACANCIES

        Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

4.RESIGNATIONS

Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary.
Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.REMOVAL OF DIRECTORS

Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, or in a contract or agreement with such director, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the  purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.
Any Director may be removed with cause by an affirmative vote of the remaining Directors and such
Remaining Directors may fill such vacancy caused by such removal in accordance with these By-Laws.

6.      QUORUM OF DIRECTORS/VOTING

        A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the event of a deadlock of a vote of the Board of Directors as a result of an even number of Board of Directors, the Chairman of the Board shall have full authority to exercise a deciding vote necessary to break such deadlock.  The Chairman of the Board shall be elected by a majority of the Board of Directors and shall serve as Chairman until his death, or until he shall have resigned, or have been removed.

7.      ANNUAL MEETING OF DIRECTORS

        Within thirty days after each annual meeting of shareholders the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

8.      REGULAR MEETING OF DIRECTORS

        A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by resolution of the board of directors.

9.      SPECIAL MEETINGS OF DIRECTORS

        Any two directors may call by or at the request of the Chief Executive
Officer or special meetings of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

10.      PLACE OF DIRECTORS' MEETINGS

        The Board of Directors shall hold its meetings at such place, either within or without the State of Texas, and at such time as may be determined from time to time by the Board of Directors, including by teleconference provided that each member of the Board of Directors can hear all other directors and can be heard by all other directors.

11.      NOTICE OF DIRECTORS' MEETINGS

        Annual or regular meetings of the Board of Directors shall be held upon ten (10) days' written notice delivered personally or mailed to each director at his business address, or by facsimile, email or telegram. Notice of any special meeting shall be given at least one (1) day previous thereto, or with less than one (1) day notice if such notice is waived by each member of the Board of
Directors for any particular meeting, by written notice delivered personally or mailed to each director at his business address, or by facsimile, email or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United Sates mail so addressed, with postage thereon prepaid. If notice is given by facsimile or email, it shall be deemed to be delivered upon transmission. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

12.     COMPENSATION

        The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

13.     ACTION BY CONSENT OF DIRECTORS

        In lieu of a formal meeting, action may be taken by unanimous written consent of the directors.

14.     PRESUMPTION OF ASSENT

        A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the
Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

15.COMMITTEES

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the
Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Unless the Board of Directors otherwise provides, each committee designated by the
Board of Directors may make, alter and repeal rules for the conduct of its business.
In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.

ARTICLE IV - OFFICERS
---------------------

1.      OFFICERS APPOINTMENT

        The officers of the Corporation shall consist of a Chief Executive
Officer and Chief Financial Officer, President, Treasurer, and Secretary and, at
the discretion of the Board of Directors, one or more vice-presidents. All such officers shall be appointed at the annual meeting of the Board of Directors. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting, may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person.

        All officers and assistant officers shall be elected to serve until the next meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the board whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors.

2.      VACANCIES

        If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

3.      POWER OF OFFICERS

        Each officer shall have, subject to these by-laws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to this office and such duties and powers as the Board of
Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of
Directors. The President may secure the fidelity of any and all officers by bond or otherwise.

4.      PRESIDENT

        The President shall be the Chief Executive Officer of the Corporation.
He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the board are undertaken, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the president, to any other officers of the
Corporation.

        The President or any or any authorized officer shall execute bonds, mortgages and other instruments requiring a seal, in the name of the
Corporation, and, when authorized by the board, he or any authorized officer may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the secretary or an assistant secretary. He or any vice-president shall sign certificates of stock.

        The President shall be ex-officio a member of all standing committees.

        The President shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

5.      VICE-PRESIDENTS

        The vice-president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and they shall perform such other duties as the Board of Directors shall prescribe.

6.      THE SECRETARY AND ASSISTANT SECRETARIES

        The Secretary shall attend all meetings of the board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the board. He shall keep in safe custody the seal of the
Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

        The assistant secretary shall, in the absence or disability of the
Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

        In the absence of the Secretary or an assistant secretary, the minutes of all meetings of the board and shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

7.      THE TREASURER AND ASSISTANT TREASURERS

        The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall keep and maintain the Corporation's books of account and shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of the Corporation and exhibit his books, records and accounts to the President or directors at any time. The Treasurer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not property authorized.
The Treasurer shall perform such other duties as may be directed by the Board of
Directors or by the President.

        If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the
Corporation.

        The assistant treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V - CERTIFICATES OF STOCK: TRANSFER, ETC.
------------------------------------------------

1.      CERTIFICATES OF STOCK

        The certificates for shares of stock of the Corporation shall be numbered and shall be entered in the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the
President or a vice-president and shall be sealed with the seal of the
Corporation or a facsimile thereof. If the Corporation has a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before said certificate may nevertheless be
issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors. The Corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

2.      TRANSFERS OF SHARES

        Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3.      REGISTERED SHAREHOLDERS

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not is shall have express or other notice thereof, except as otherwise provided by law.

4.      LOST CERTIFICATE

        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the
Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost. When authorizing such issue of a new certificate or certificates, the board of directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representatives to advertise the same in such manner as it shall require or to give the Corporation a bond with surety and in form satisfactory to the Corporation (which bond shall also name the Corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

ARTICLE VI - DIVIDENDS
----------------------

1.      DECLARATION OF DIVIDENDS

        The Board of Directors may from time to time declare, and the
Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

ARTICLE VII - INDEMNIFICATION
-----------------------------

        The Corporation shall indemnify its directors, officers and employees as follows:

(i) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonable incurred by or imposed upon him in connection with any proceeding to which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the
Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the
Corporation.

(ii) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of the
Corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(iii) The Board of Directors may, in its discretion, direct the purchase of liability insurance in furtherance of this Article VII.

ARTICLE VIII - MISCELLANEOUS
----------------------------

1.      SEAL

        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, Corporate Seal.

2.      CHECKS

        All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other authorized person or persons as the Board of Directors may from time to time designate.

3.      FISCAL YEAR

        The fiscal year of the Corporation shall begin on the 1st day of April and end on the 31st day of March of each year.

4.      WAIVER OF NOTICE

        Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provision of the Articles of Incorporation or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

5.      AMENDMENTS

        Power is hereby vested in the Board of Directors of the Corporation to alter, amend, repeal, restate and adopt anew the Bylaws of the Corporation at any regular or special meeting of the Board of Directors or proper consent in lieu thereof.

I, the undersigned, Secretary of the Corporation, do hereby certify that the foregoing is a true, complete, and accurate copy of the By-laws of IElement Corporation, duly adopted by unanimous written consent of the Board of Directors on the 6th day of December 2006, and
I do further certify that these By-laws have not since been altered, amended, repealed, or rescinded, and are now in full force and effect.

                                               /s/ Ivan Zweig
                                             --------------------------
                                               Ivan Zweig Secretary